Exhibit 16

DIXON, WALLER & CO., INC.	CERTIFIED PUBLIC ACCOUNTANTS

164 E. MAIN	130 N. SECOND ST.
TRINIDAD, COLORADO 81082	RATON, NEW MEXICO 87740
(719) 846-9241 - FAX: (719) 846-3352	(505) 445-5594

March 31, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: Republic Corporation

We have read the statements that Republic Corporation will include under Item 4 of the Form 8-K report to be filed regarding change of auditors.  We agree with the statements regarding our firm.

/s/	Dixon, Waller & Co., Inc.
Dixon, Waller & Co., Inc.